EXHIBIT 23.2

                               ZELLER WEISS & KAHN
                          Certified Public Accountants
                               1084 Route 22 West
                         Mountainside, New Jersey 07092




The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


ZELLER WEISS & KAHN


Mountainside, New Jersey
February 19, 1997